As filed with the Securities and Exchange Commission on June 19, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AGILE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2936302
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

101 Poor Farm Road

Princeton, New Jersey 08540

(Address of principal executive offices) (Zip Code)

Agile Therapeutics, Inc. 2014 Incentive Compensation Plan

(Full title of the Plans)

Alfred Altomari

Chief Executive Officer

Agile Therapeutics, Inc.

101 Poor Farm Road

Princeton, New Jersey 08540

(Name and address of agent for service)

(609) 683-1880

(Telephone number, including area code, of agent for service)

Copies to:

Steven M. Cohen

Emilio Ragosa

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540

Telephone: (609) 919-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, $0.0001 par value, to be issued pursuant to the Registrant’s 2014 Incentive Compensation Plan	745,395 shares	$8.94	$6,663,831	$775

(1)                                 This registration statement (the “Registration Statement”) covers shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), which are issuable pursuant to the Registrant’s 2014 Incentive Compensation Plan (the “2014 Plan”).

(2)                                 This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2014 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(3)                                 Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the “1933 Act”), on the basis of the average of the high and low prices per share of Registrant’s Common Stock on June 17, 2015 as reported by The NASDAQ Stock Market.

PART II

Information Required in the Registration Statement

This Registration Statement relates to the registration of an additional 745,395 shares (the “Shares”) of the common stock, par value $0.0001 per share, of Agile Therapeutics, Inc. (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan, the 2014 Incentive Compensation Plan, as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission on October 17, 2014. In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statement on Form S-8 (File No. 333-199441) filed with the Securities and Exchange Commission on October 17, 2014 is incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.  Exhibits

Exhibit Number	Exhibit

5.1	Opinion and Consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney. Reference is made to page 3 of this Registration Statement.
99.1

Agile Therapeutics, Inc. 2014 Incentive Compensation Plan and form of Stock Option Agreement, form of Non-Employee Director Stock Option Agreement and form of Restricted Stock Unit Issuance Agreement thereunder. (Incorporated by reference, Exhibit 10.4 to Registrant’s Third Amendment of Registration Statement on Form S-1, file number 333-194621, filed on May 9, 2014.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey on this 19th day of June, 2015.

AGILE THERAPEUTICS, INC.

By:	/s/ ALFRED ALTOMARI
Alfred Altomari
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Alfred Altomari, Chief Executive Officer, and Scott M. Coiante, Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ALFRED ALTOMARI	Chief Executive Officer and Director (Principal	June 19, 2015
Alfred Altomari	Executive Officer)

/s/ SCOTT M. COIANTE	Chief Financial Officer (Principal Financial and
Scott M. Coiante	Accounting Officer)	June 19, 2015

/s/ KAREN HONG	Director	June 19, 2015
Karen Hong, Ph.D

Signature	Title	Date

/s/ JOHN HUBBARD	Director	June 19, 2015
John Hubbard, Ph.D

/s/ ABHIJEET LELE	Director	June 19, 2015
Abhijeet Lele

/s/ WILLIAM T. MCKEE	Director	June 19, 2015
William T. McKee

/s/ ANDREW SCHIFF	Director	June 19, 2015
Andrew Schiff, M.D.

/s/ JAMES TURSI	Director	June 19, 2015
James Tursi, M.D.

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion and Consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney. Reference is made to page 3 of this Registration Statement.
99.1

Agile Therapeutics, Inc. 2014 Incentive Compensation Plan and form of Stock Option Agreement, form of Non-Employee Director Stock Option Agreement and form of Restricted Stock Unit Issuance Agreement thereunder. (Incorporated by reference, Exhibit 10.4 to Registrant’s Third Amendment of Registration Statement on Form S-1, file number 333-194621, filed on May 9, 2014.)